Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

first quarter 2024 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – June 18, 2024 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) today reported the financial results for the three months ended March 31, 2024 for Proficient Auto Logistics, Inc. (“Proficient”), Proficient Auto Transport, Inc. (“Proficient Transport”) and for the five Founding Companies (as defined below) on a combined basis.

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock. Prior to the IPO, Proficient had entered into agreements to acquire in multiple, separate acquisitions (the “Combinations”) five operating businesses and their respective affiliated entities, as applicable, operating under the following names: (i) Delta Auto Transport, Inc. (“Delta”), (ii) Deluxe Auto Carriers, Inc. (“Deluxe”), (iii) Sierra Mountain Group, Inc. (“Sierra”), (iv) Proficient Transport, and (v) Tribeca Automotive Inc. (“Tribeca” and, together with Delta, Deluxe, Sierra, and Proficient Transport, the “Founding Companies”). On May 13, 2024, in connection with the closing of the IPO, Proficient also completed the acquisitions of all the Founding Companies.

Highlights (all on a combined basis)

Operating Income of $6.54 million, an increase of 7.9%

Income before taxes of $5.35 million, an increase of 12.1%

Operating Ratio of 93.2% compared to 94.1% in 2023

Total Units delivered of 460,210 in 2024, an increase of 2%

“We are excited that our five founding companies have successfully completed their combination and IPO and have begun operating as one combined company,” said Rick O’Dell, Proficient’s chief executive officer. “Despite the labor strikes at two of our largest customers in late 2023, our founding companies turned in a solid first quarter and we look forward to more normalized manufacturing levels and industry tailwinds supporting our growth going forward.”

“Upon the closing of the IPO and Combinations, the Company immediately initiated the execution of its identified key operating initiatives, which include:

●	Achieving cost synergies afforded by enhanced scale;

●	Reducing empty miles – increasing utilization – in overlapping geographies;

●	Increasing owned fleet to reduce suboptimal purchased transportation;

●	Increasing marketing to used car and fleet operations, further reducing empty miles;

●	Implementing activity-based costing systems to ensure optimum pricing and profitability.

While these operating initiatives will be long-term and ongoing in nature, the financial impact of each should become evident over the coming quarters, which we will highlight in our future communications.”

For accounting and reporting purposes, Proficient has been identified as the designated accounting acquirer of each of the Founding Companies and Proficient Transport has been identified as the designated accounting predecessor to the Company. As a result, the unaudited condensed consolidated financial statements as of, and for the three months ended, March 31, 2024 for each of Proficient and Proficient Transport are included in the Quarterly Report on Form 10-Q. The Company is not required to provide, and the Quarterly Report on Form 10-Q does not contain, pro forma financial data giving effect to the completion of the Combinations and the completion of the IPO and the use of the proceeds therefrom. However, the Company is providing summary unaudited combined financial information for the three months ended March 31, 2024 below. The summary unaudited combined financial information has been prepared by, and are the responsibility of, Proficient’s and the Founding Companies’ management. This information has not been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent opinion or any other form of assurance with respect thereto.

Summary Unaudited Combined Financial Information

	Three Months Ended March 31,
Dollars in 000’s	2024	2023
Revenue before Fuel Surcharge	$91,036	$95,416
Fuel surcharge and reimbursements	4,520	6,929
Total Operating Revenue	$95,556	$102,345
Total Operating Expenses	89,018	96,283
Total Operating Income	6,539	6,062
Operating Ratio	93.2%	94.1%

Income before taxes	5,352	4,775
Add Back:
Depreciation and Amortization	4,324	4,605
Interest Expense	1,187	1,287
EBITDA (1)	$10,863	$10,667
EBITDA Margin	11.4%	10.4%

(1)	Our management team reviews EBITDA, a non-GAAP financial measure, to measure the operating performance and financial condition of our business and to make strategic decisions. A non-GAAP financial measure is generally defined as one that purports to measure financial performance but includes adjustments that are not included in the most comparable GAAP measure. See the Appendix for additional information regarding the use of EBITDA.

The prospectus filed in connection with our IPO that closed on May 13, 2024 included preliminary combined operating results for the three months ended March 31, 2024 based on the information that was available at that time. Those results were stated as a range of possible results, rather than specific amounts, because our financial account closing procedures were not yet complete at the time of the filing. The amounts shown above reflect the unaudited summary combined financial results following the completion of account closing procedures and include certain reclassifications made in the completion of those procedures. It should be noted that the amounts shown above include the combined operating results of the five Founding Companies without any pro forma adjustments that would give effect to the completion of the IPO or any related expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient are also not included in the amounts shown above for the three months ended March 31, 2024 as there were no comparative results for the three months ended March 31, 2023 and the expenses incurred by Proficient in the first quarter of 2024 were solely for the purpose of affecting the IPO and related transactions rather than operating in nature.

Revenue before Fuel Surcharge. Revenue before Fuel Surcharge declined $4.4 million, or 4.6%, for the quarter ended March 31, 2024 in comparison to the comparable quarter of 2023. This overall decline reflects lower demand early in the quarter from domestic original equipment manufacturing companies (“OEMs”) impacted by the United Auto Workers strikes in fall 2023, which manifested in a gap in produced vehicles available for delivery during the quarter. This was particularly impactful to the dedicated fleet business, which is designed to address excess inventory situations, of which there were fewer during this time. Excluding the dedicated fleet business, total unit deliveries increased approximately 2% year-over-year and average revenue per unit delivered increased from $180 in the first quarter of 2023 to $184 in the first quarter of 2024 – which is approximately 2%.

Fuel Surcharge and reimbursements. Fuel Surcharge and reimbursements declined $2.4 million, or approximately 35%, for the quarter ended March 31, 2024 in comparison to the comparable quarter of 2023. These reimbursements fluctuate with the price of fuel, which was down year-over-year. A similar decrease was experienced in our corresponding fuel expense which is a component of total operating expenses discussed below.

Total Operating Expenses. Total operating expenses declined by $7.3 million, or 7.5%, for the quarter ended March 31, 2024 in comparison to the comparable quarter of 2023. The largest components of this decline were in purchased transportation ($3.1 million) and truck expenses ($2.3 million). While both of these categories could generally be expected to decline along with revenue, truck expenses declined both in absolute dollars and as a percentage of revenue (down approximately 140 basis points), reflecting lower fuel costs but also a further uptick in the percentage of overall revenue attributable to subhaul of approximately 67% during the first quarter of 2024 versus 66% during the first quarter of 2023. The decline in purchased transportation expense reflects the lower demand in the dedicated fleet business discussed above; however, as a percent of revenue purchased transportation expense increased approximately 20 basis points year-over-year due to the shift in business mix noted above.

Total Operating Income and Operating Ratio. Despite the decline in revenue during the first quarter of 2024, operating income increased 7.9% year-over-year, or $477,000, reflecting an approximate 90 basis point improvement in the operating ratio (total operating expense divided by total revenue).

Income before taxes. Income before taxes increased by $577,000 year-over-year due to the combined result of the improved operating ratio noted above and slightly lower interest expense in the first quarter of 2024 reflecting declining debt balances since the first quarter of 2023.

EBITDA. Earnings before interest, taxes, depreciation and amortization increased by approximately 1.8% in the first quarter of 2024 compared to the same period of 2023, as the decrease in revenue year-over-year was slightly less than the decrease in operating expense before depreciation. EBITDA margin (EBITDA divided by total revenue), however, improved by approximately 100 basis points to 11.4% in the first quarter of 2024 on the strength of the improved operating ratio described above.

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Summary Condensed Financial Information – Accounting Acquiror (Proficient) and Accounting Predecessor (Proficient Transport)

The tables below summarize the unaudited condensed consolidated financial statements for the three months ended, March 31, 2024 for each of Proficient and Proficient Transport as included in the Quarterly Report on Form 10-Q.

	Three Months Ended March 31.
	2024	2023
	(in thousands)
Proficient Auto Logistics
Total expenses	$310	--
Net loss	(310)	--
Loss per share	$(0.11)	--
Proficient Transport

Total operating income	$27,827	$34,253
Total operating expenses	25,801	31,323
Total operating income	2,025	2,930
Net Income	1,185	1,962
EBITDA (1)	2,665	3,521

(1)	Our management team reviews EBITDA, a non-GAAP financial measure, to measure the operating performance and financial condition of our business and to make strategic decisions. A non-GAAP financial measure is generally defined as one that purports to measure financial performance but includes adjustments that are not included in the most comparable GAAP measure. See the Appendix for additional information regarding the use of EBITDA and a reconciliation of EBITDA to net income.

Conference Call

The Company will host a conference call to discuss first quarter 2024 financial results today at 9:00 AM EDT. To join the investor conference call please register through this link: https://register.vevent.com/register/BIdd40ce9adc75493abf9a39f9d270fb13, once registered, you will receive a dial-in and a unique pin to join the conference. You may also join join the listen-only Webcast via https://edge.media-server.com/mmc/p/fh6ej9ww.

About Proficient Auto Logistics

We are a leading non-union, specialized freight company focused on providing auto transportation and logistics services. Through the combination of five industry-leading operating companies in conjunction with our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proficientautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Registration Statement on Form S-1 (333-278629) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and our use of the net proceeds from the IPO and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit) and depreciation and amortization expense.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to EBITDA for Proficient Transport:

	Three Months Ended March 31,
	2024	2023
Proficient Transport
Net income	$1,184,632	$1,961,621
Interest expense	452,390	261,944
Income tax expense	388,878	706,430
Depreciation and amortization expense	639,337	590,656
EBITDA	$2,665,237	$3,520,651